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                                                                      Exhibit 23



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-31023 and 333-58329) and Forms S-8 (No. 33-51234, 33-73300 and 333-09093) of BioLase Technology, Inc. of our report dated March 1, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 28, 2002